Exhibit 99.1

          DeVry Inc. Reports Fiscal 2006 Fourth-Quarter and
                 Year-End Results, Summer Enrollment

    OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--Aug. 17, 2006--

  DeVry University New Undergraduate Students Increased 12.2 Percent;
          Ross University New Students Increased 63.8 Percent

    DeVry Inc. (NYSE:DV), an international higher education company, reported financial results for the fiscal 2006 fourth quarter and year end. DeVry Inc. also announced enrollments at DeVry University, Keller Graduate School of Management and Ross University.
    Revenues in the fourth quarter increased by more than 10 percent to $216.4 million, compared with $196.5 million for the same quarter one year ago. For the full year ended June 30, 2006, revenues were $843.3 million, an increase of 7.9 percent, compared to $781.3 million last year.
    Net income for the quarter totaled $11.8 million, or $0.17 per fully diluted share, compared with $0.1 million, or $0.00 per fully diluted share, on a restated basis for the same period last year. For the twelve months of fiscal 2006, net income was $43.1 million, or $0.61 per share, compared to $17.8 million, or $0.25 per share, on a restated basis, for the twelve months of fiscal 2005. Net income for 2005 has been restated to include the expense of share-based payments in accordance with new accounting requirements (SFAS123R). Full-year share-based payment expense, net of tax, was approximately $3.6 million in 2006 and $10.8 million in 2005.
    "The fourth quarter was strong and a good finish to the year for our company," said Ronald L. Taylor, DeVry's chief executive officer. "We posted strong new student growth and revenue gains within each of our business segments, reflecting solid execution of our growth plan. We are focused on achieving long-term enrollment growth and realizing our financial performance objectives."
    At DeVry University, new undergraduate student enrollment in summer 2006 increased 12.2 percent to 12,671 students, compared to 11,293 in summer 2005. Total undergraduate student enrollment in summer 2006 was 37,132 students, or 2.5 percent higher, compared to 36,220 students in the prior year.
    For the May 2006 session, the total number of coursetakers at Keller Graduate School of Management increased 8.5 percent to 13,148 coursetakers compared to 12,113 in the prior year. In the July 2006 session, coursetakers increased 10.3 percent to 12,617 from 11,434 coursetakers in July 2005.
    The total number of online coursetakers at DeVry University in summer 2006, which is included in the enrollment figures above, increased 35.7 percent to 28,580, compared to 21,068 last year.
    New students in the May 2006 term at Ross University increased
63.8 percent to 439, compared to 268 in May 2005. The total number of students enrolled at Ross during the same period increased 13.2 percent to 3,428, compared to 3,029 last year. In the July 2006 term, Chamberlain College of Nursing enrolled approximately 600 students.
    During fiscal 2006, more than 43,000 students enrolled in Becker Professional Review exam preparation courses. Becker posted record revenue of more than $53 million for the 2006 fiscal year.
    "Throughout 2006, DeVry demonstrated steady progress as we responded to an evolving and more competitive environment in education," said Daniel Hamburger, DeVry's president and chief operating officer. "As a result of our efforts, new student enrollment at DeVry University increased for the fifth consecutive time, and total student enrollment continued to grow as well."
    DeVry Inc. will hold a conference call to discuss its fiscal 2006 fourth-quarter and year-end results on August 17, 2006, at 3:30 p.m. Central Time (4:30 p.m. Eastern Time). The conference call will be led by Ronald Taylor, chief executive officer; Daniel Hamburger, president and chief operating officer; and Richard Gunst, chief financial officer.
    For those wishing to participate by telephone, dial 866-314-4865 (domestic) or 617-213-8050 (international). DeVry Inc. will also broadcast the conference call live via the Internet. Interested parties may access the webcast through the Investor Relations section of the company's Web site, or http://phx.corporate-ir.net/phoenix.zhtm l?p=irol-eventDetails&c=93880&eventID=1211810. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser's URL address field. You may also need to remove an extra space in the URL if one exists.) Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.
    The company will archive a telephone replay of the call until August 24, 2006. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 35421825. To access the webcast replay, please visit the company's Web site, or http://phx.corporate-i r.net/phoenix.zhtml?p=irol-eventDetails&c=93880&eventID=1211810. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser's URL address field. You may also need to remove an extra space in the URL if one exists.)

    About DeVry Inc.

    DeVry Inc. (NYSE: DV) is the holding company for DeVry University, Ross University, Chamberlain College of Nursing and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, healthcare technology, business and management. Ross University, through its schools of Medicine and Veterinary Medicine, offers both doctor of medicine and doctor of veterinary medicine degree programs. Chamberlain College of Nursing offers associate and bachelor's degree programs in nursing. Becker Professional Review, which includes Stalla CFA Review, provides preparatory coursework for the certified public accountant and chartered financial analyst exams. DeVry Inc. is based in Oakbrook Terrace, Ill. For more information about the company, visit http://www.devryinc.com.


Selected Operating Data (in thousands, except per share data)
-----------------------
                                 Fourth Quarter         Full Year
                                 Ended June 30:       Ended June 30:
                                FY2006    FY2005     FY2006    FY2005

Revenues                      $216,443  $196,456   $843,298  $781,304

Net Income                      11,811        69     43,053    17,752

Earnings per share (diluted)     $0.17     $0.00      $0.61     $0.25

Number of common shares
 (diluted)                      71,099    70,660     70,880    70,591

Summer 2006 Enrollment Results
------------------------------
DeVry University                Summer 2006  Summer 2005    % Increase

New undergraduate students
 (onsite/online)                     12,671       11,293         12.2%
Total undergraduate students
 (onsite/online)                     37,132       36,220          2.5%

                                  July 2006    July 2005    % Increase
Graduate coursetakers(a)
 (onsite/online)                     12,617       11,434         10.3%
Online coursetakers(a)               28,580       21,068         35.7%

                                   May 2006     May 2005    % Increase
Graduate coursetakers(a)
 (onsite/online)                     13,148       12,113          8.5%

Ross University
New students                            439          268         63.8%
Total students                        3,428        3,029         13.2%

(a) The term "coursetaker" refers to the number of courses taken by a student, i.e., one student taking two courses equals two coursetakers. Online coursetakers are included in the new and total undergraduate student and graduate coursetaker counts.

Certain statements contained in this release, including those that affect DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2005 filed with the SEC September 13, 2005, especially in the section entitled "Forward Looking Statements" at the beginning of Part I and in the subsections of "Item 1 - Business" entitled "Competition," "Student Recruiting," "Accreditation and Approvals," "Tuition and Fees," "Financial Aid and Financing Student Education," and "Career Services," and "Faculty."



                              DEVRY INC.
                      CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)
                        ----------------------

                              PRELIMINARY

                                                          June 30,
                                                   -------------------
                                                      2006      2005
                                                   --------- ---------

ASSETS:                                                       Restated

 Current Assets:
 ---------------

       Cash and Cash Equivalents                   $130,583  $161,823
       Restricted Cash                               20,632    13,935
       Accounts Receivable, Net                      46,567    39,226
       Inventories                                      133       164
       Deferred Income Taxes, Net                    16,166    17,142
       Prepaid Expenses and Other                    14,132    10,048
                                                   --------- ---------

            Total Current Assets                    228,213   242,338
                                                   --------- ---------

 Land, Buildings and Equipment:
 ------------------------------

       Land                                          67,756    68,013
       Buildings                                    222,059   212,428
       Equipment                                    245,360   234,201
       Construction In Progress                       9,057    15,813
                                                   --------- ---------

                                                    544,232   530,455

       Accumulated Depreciation and Amortization   (271,306) (243,688)
                                                   --------- ---------

            Land, Buildings and Equipment, Net      272,926   286,767
                                                   --------- ---------

 Other Assets:
 -------------

       Intangible Assets, Net                        63,762    73,699
       Goodwill                                     291,113   289,308
       Perkins Program Fund, Net                     13,450    13,290
       Other Assets                                   3,158     4,633
                                                   --------- ---------

            Total Other Assets                      371,483   380,930
                                                   --------- ---------

 TOTAL ASSETS                                      $872,622  $910,035
                                                   ========= =========



                              DEVRY INC.
                      CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)
                        ----------------------

                              PRELIMINARY

                                                         June 30,
                                                   -------------------
                                                      2006      2005
                                                   --------- ---------

LIABILITIES:                                                  Restated

 Current Liabilities:
 --------------------

       Current Maturities of Debt                   $60,000   $50,000
       Accounts Payable                              39,677    30,681
       Accrued Salaries, Wages and Benefits          35,600    34,071
       Accrued Expenses                              27,779    34,462
       Advance Tuition Payments                      16,584    14,685
       Deferred Tuition Revenue                      31,769    22,823
                                                   --------- ---------

            Total Current Liabilities               211,409   186,722
                                                   --------- ---------

 Non-Current Liabilities
 -----------------------

       Revolving Loan                                     -    50,000
       Senior Notes                                  65,000   125,000
       Deferred Income Taxes, Net                    12,564    15,949
       Accrued Post-employment Agreements             5,594     6,352
       Deferred Rent and Other                       13,448    12,629
                                                   --------- ---------

            Total Non-Current Liabilities            96,606   209,930
                                                   --------- ---------

 TOTAL LIABILITIES                                  308,015   396,652
                                                   --------- ---------

COMMITMENTS AND CONTINGENCIES  (Note 13)

SHAREHOLDERS' EQUITY:

 Common Stock, $0.01 Par Value, 200,000,000
  Shares Authorized; 70,757,000 and 70,475,000
  Shares Outstanding at June 30, 2006 and
  2005, Respectively                                    708       706
 Additional Paid-in Capital                         122,430   113,571
 Retained Earnings                                  441,893   398,840
 Accumulated Other Comprehensive (Loss) Income         (424)      266
                                                   --------- ---------

 TOTAL SHAREHOLDERS' EQUITY                         564,607   513,383
                                                   --------- ---------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $872,622  $910,035
                                                   ========= =========



                              DEVRY INC.
                   CONSOLIDATED STATEMENTS OF INCOME
                 ------------------------------------
          (Dollars in Thousands Except for Per Share Amounts)

                              PRELIMINARY


                               For The Quarter       For The Year
                               Ended June 30,       Ended June 30,
                             -------------------  -------------------

                                2006      2005       2006      2005
                             --------- ---------  --------- ---------
                                        Restated             Restated
REVENUES:

 Tuition                     $199,429  $184,308   $781,813  $737,132
 Other Educational             15,223    11,799     57,700    43,530
 Interest                       1,791       349      3,785       642
                             --------- ---------  --------- ---------

        Total Revenues        216,443   196,456    843,298   781,304
                             --------- ---------  --------- ---------

COSTS AND EXPENSES:

 Cost of Educational
  Services                    114,406   111,540    452,615   441,508
 Student Services and
  Administrative Expense       84,234    81,778    323,010   309,013
 Interest Expense               2,439     2,656     10,190     9,047
                             --------- ---------  --------- ---------

        Total Costs and
         Expenses             201,079   195,974    785,815   759,568
                             --------- ---------  --------- ---------

Income Before Income Taxes and
 Cumulative Effect of
 Change in Accounting          15,364       482     57,483    21,736

Income Tax Provision            3,553       413     14,430     5,794
                             --------- ---------  --------- ---------

Income Before Cumulative
 Effect of Change
 in Accounting                 11,811        69     43,053    15,942

Cumulative Effect of Change
 in Accounting, Net of Tax          -         -          -     1,810
                             --------- ---------  --------- ---------

NET INCOME                    $11,811       $69    $43,053   $17,752
                             ========= =========  ========= =========

EARNINGS PER COMMON SHARE

Basic
 Income Before Cumulative
  Effect of Change in
  Accounting                    $0.17        $-      $0.61     $0.23
 Cumulative Effect of Change
  in Accounting                     -         -          -      0.02
                             --------- ---------  --------- ---------
 Net Income                     $0.17        $-      $0.61     $0.25
                             ========= =========  ========= =========
Diluted
 Income Before Cumulative
  Effect of Change in
  Accounting                    $0.17        $-      $0.61     $0.23
 Cumulative Effect of Change
  in Accounting                     -         -          -      0.02
                             --------- ---------  --------- ---------
 Net Income                     $0.17        $-      $0.61     $0.25
                             ========= =========  ========= =========



                              DEVRY INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Dollars in Thousands)

                              -----------
                              PRELIMINARY


                                          For The Year Ended June 30,
                                         -----------------------------
                                            2006      2005      2004
                                         --------- --------- ---------
                                                    Restated  Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Income                               $43,053   $17,752   $52,201
 Adjustments to Reconcile Net Income to
  Net Cash Provided by Operating
  Activities:

  Share-Based Compensation Charge           4,339    13,011     6,789
  Depreciation                             37,616    42,353    40,836
  Amortization                             10,492    15,213    14,748
  Provision for Refunds and Uncollectible
   Accounts                                47,271    43,521    35,495
  Deferred Income Taxes                    (2,941)   (7,994)    4,070
  (Gain) Loss on Disposals of Land,
   Buildings and Equipment                   (260)      803       439
 Changes in Assets and Liabilities, Net
  of Effects from Acquisitions of Businesses:

   Restricted Cash                         (6,755)     (412)      595
   Accounts Receivable                    (55,123)  (54,267)  (39,340)
   Inventories                                 45     3,131     1,034
   Prepaid Expenses And Other              (3,141)    2,153    (3,153)
   Perkins Program Fund Contribution and
    Other                                      12      (764)      654
   Accounts Payable                         9,172     2,852     8,483
   Accrued Salaries, Wages, Expenses and
    Benefits                               (3,915)   12,465      (685)
   Advance Tuition Payments                 1,888    (2,299)    6,251
   Deferred Tuition Revenue                 9,069        40     5,539
                                         --------- --------- ---------

 NET CASH PROVIDED BY OPERATING
  ACTIVITIES                               90,822    87,558   133,956
                                         --------- --------- ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital Expenditures                     (25,265)  (42,909)  (42,808)
 Net Proceeds from Sale of Land and
  Building                                  1,798         -         -
 Payments for Purchases of Businesses,
  Net of Cash Acquired                     (2,530)   (4,861)   (1,493)
                                         --------- --------- ---------

 NET CASH USED IN INVESTING ACTIVITIES    (25,997)  (47,770)  (44,301)
                                         --------- --------- ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from Exercise of Stock Options    3,598     1,091     2,631
 Reissuance of Treasury Shares to
  Employee Stock Purchase Plan                336         -         -
 Excess Tax Benefit from Share-Based
  Payments                                    532         -       471
 Proceeds from Revolving Credit Facility        -    45,000    25,000
 Repayments Under Revolving Credit
  Facility                                (90,000)  (70,000)  (65,000)
 Repayments Under Senior Notes            (10,000)        -         -
                                         --------- --------- ---------

 NET CASH USED IN FINANCING ACTIVITIES    (95,534)  (23,909)  (36,898)
                                         --------- --------- ---------

Effects of Exchange Rate
 Differences                                 (531)     (283)       (1)
                                         --------- --------- ---------

NET (DECREASE) INCREASE IN CASH AND CASH
 EQUIVALENTS                              (31,240)   15,596    52,756

Cash and Cash Equivalents at Beginning
 of Year                                  161,823   146,227    93,471
                                         --------- --------- ---------

Cash and Cash Equivalents at
 End of Year                             $130,583  $161,823  $146,227
                                         ========= ========= =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
 Interest Paid During the Year             $9,214    $7,063    $7,091
 Income Taxes Paid During the Year, Net    24,103     7,450    22,471

    CONTACT: DeVry Inc.
             Investor Contact:
             Joan Bates, 630-574-1949
             jbates@devry.com
             or
             Dresner Corporate Services
             Media Contact:
             David Gutierrez, 312-780-7204
             dgutierrez@dresnerco.com